SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                          US AIRWAYS GROUP, INC.
          (Exact name of registrant as specified in its charter)

                    Delaware               54-1194634
            (State of incorporation)  (I.R.S. employer identification no.)

                            2345 Crystal Drive
                        Arlington, Virginia  22227
                               (703) 872-5306
            (Address of principal executive offices) (Zip code)

                         1997 STOCK INCENTIVE PLAN
                         OF US AIRWAYS GROUP, INC.;
                         1996 STOCK INCENTIVE PLAN
                         OF US AIRWAYS GROUP, INC.;
                                   -AND-
                 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                           US AIRWAYS GROUP, INC.
                         (Full title of the Plans)

                          Lawrence M. Nagin, Esq.
       Executive Vice President-Corporate Affairs and General Counsel
                            2345 Crystal Drive
                         Arlington, Virginia  22227
                               (703) 872-5306
(Name, address and telephone number, including area code, of agent for service)




                      CALCULATION OF REGISTRATION FEE
                                          Proposed Maximum   Proposed Maximum        Amount of
Title of Securities      Amount to be      Offering Price    Aggregate Offering     Registration
to be Registered         Registered(1)      Per Share             Price                 Fee
---------------------    -------------    ----------------   ------------------    -------------
Common Stock, par         1,300,000        $ 12.1875(2)      $ 15,843,750.00       $  4,673.91
Value $1.00 per share     1,075,000          14.8750(2)        15,990,625.00          4,717.23
                             40,000          17.1250(2)           685,000.00            202.08
                             15,000          18.5000(2)           277,500.00             81.86
                             30,000          22.6250(2)           678,750.00            200.23
                            272,000          25.3750(2)         6,902,000.00          2,036.09
                             30,000          33.2500(2)           997,500.00            294.26
                             12,000          35.0000(2)           420,000.00            123.90
                              4,000          24.8125(2)            99,250.00             29.28
                              5,000          26.3750(2)           131,875.00             38.90
                             30,000          37.1690(2)         1,115,070.00            328.95
                             32,000          38.1250(2)         1,220,000.00            359.90
                              2,000          35.1875(2)            70,375.00             20.76
                             30,000          37.5625(2)         1,126,875.00            332.43
                              7,500          33.6875(2)           252,656.25             74.53
                              4,000          38.8125(2)           155,250.00             45.80
                              2,000          35.9375(2)            71,875.00             21.20
                             12,000          48.0000(2)           576,000.00            169.92
                              2,000          35.1250(2)            70,250.00             20.72
                             22,500          61.53125(2)        1,384,453.13            408.41
                              3,000          62.93750(2)          188,812.50             55.70
                              2,000          48.9063(2)            97,812.60             28.85
                             15,000          61.6875(2)           925,312.50            272.97
                            100,000          62.8750(2)         6,287,500.00          1,854.81
                              5,000          48.1563(2)           240,781.50             71.03
                              8,000          69.1250(2)           553,000.00            163.14
                            250,000          65.6250(2)        16,406,250.00          4,839.84
                             13,500          66.5625(2)           898,593.75            265.09
                            142,500          75.03125(2)       10,691,953.13          3,154.13
                              7,500          69.46875(2)          521,015.63            153.70
                              2,000          69.3750(2)           138,750.00             40.93
                             10,000          70.9375(2)           709,375.00            209.27
                              2,500          66.0000(2)           165,000.00             48.68
                             10,000          75.0000(2)           750,000.00            221.25
                            474,250          71.9375(2)        34,116,359.38         10,064.33
                          1,947,750          67.6250(3)       131,716,593.75         38,856.40
                          ---------                           --------------         ---------
Total                     5,920,000                          $252,476,164.12       $ 74,480.48
                          =========                           ==============         =========


 (1) Plus such indeterminate number of additional shares as may become issuable under the Plans through the operation of applicable antidilution provisions.
 (2) Computed pursuant to Rule 457 (h)(1) under the Securities Act of 1933, as amended (the
     "Securities Act").
 (3) Estimated pursuant to Rule 457 (c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange as of August
     17, 1998.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The information called for in Part I of Form S-8 is currently included in three prospectuses, each dated August 21, 1998 (collectively, the "Plan Prospectus"), one of which is to be distributed to participants in the 1997 Stock Incentive Plan of US Airways Group, Inc., one of which is to be distributed to participants in the 1996 Stock Incentive Plan of US Airways Group, Inc., and one of which is to be distributed to participants in the Nonemployee Director Stock Incentive Plan of US Airways Group, Inc.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

          The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by the registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          1. The Annual Report on Form 10-K for US Airways Group, Inc. (the "Company") for the fiscal year ended December 31, 1997 (File No. 1-8444);

          2. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 1998 (File No. 1-8444);

          3. The Company's Current Reports on Form 8-K, dated January 21, 1998, February 3, 1998, March 12, 1998, April 22, 1998, June 4,
1998, July 2, 1998, and July 22, 1998 (File No. 1-8444);

          4. The description of the Company's common stock, $1.00 par value ("Common Stock"), contained in the Company's Registration Statement on Form 8-B, filed pursuant to Section 12 of the Exchange Act on January 27, 1983 (File No. 1-8444) (which incorporates by reference the description of the Common Stock set forth in the Company's prospectus dated March 30, 1982 contained in the Registration Statement on Form S-14 (File No. 2-76619)), including any amendment or report filed for the purpose of updating such information.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subse-quently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

          The Company is empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by Delaware Law. In addition, the Company has entered into Indemnity Agreements with each of the officers and directors of the Company providing, in each case, for the indemnification by the Company of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of the Company.

          The foregoing statements are subject to the detailed provisions of Delaware Law, the Company's Amended and Restated
Certificate of Incorporation and the Company's Amended and Restated By-laws.

          Pursuant to Delaware Law, Article Eighth of the Amended and Restated Certificate of Incorporation of the Registrant provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his duty of loyalty to the Company or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption From Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

   4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B dated January 27, 1983), including the Certificate of Amendment dated May 13, 1987 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways Inc.'s ("US Airways") Quarterly Report on Form 10-Q for the quarter ended March 31, 1987), the Certificate of Increase dated June 30, 1987 (incorporated by reference to Exhibit 3 to the Company's and US Airways' Quarterly Report on Form 10-Q for the quarter ended June 30, 1987), the Certifi-cate of Increase dated October 16, 1987 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Quarterly Report on Form-Q for the quarter ended September 30, 1987), the Certificate of Increase dated August 7, 1989 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31, 1989), the Certificate of Increase dated April 9, 1992 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31,
1992), the Certificate of Increase dated January 21, 1993 (incorporated by reference to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31, 1992), the Certificate of Amendment dated May 26, 1993 (incorporated by reference to Appendix II to the Company's Proxy Statement dated April 26, 1993), and the Certificate of Ownership and Merger merging Nameco Inc. into USAir Group, Inc. dated February 17, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
1996).

   4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

   5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.
             Consent of KPMG Peat Marwick LLP, independent auditors of the Company.

   23.1 Consent of KPMG Peat Marwick LLP, independent auditors of the Company.

   23.2 Consent of KPMG Peat Marwick LLP, independent auditors of the Company.

   23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP to the filing of its opinion is included in Exhibit 5.

   24 Powers of Attorney (included on the signature page of this Registration Statement).

   99.1 The Company's 1997 Stock Incentive Plan, as amended and restated as of November 18, 1997 (incorporated by reference to Exhibit 10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

   99.2 The Company's 1996 Stock Incentive Plan, as amended and restated as of May 20, 1998 (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for quarter ended June 30, 1998).

   99.3 The Company's Nonemployee Director Stock Incentive Plan (incorporated by reference to Exhibit B to the Company's Proxy Statement dated April 15, 1996).


Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amend-ment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnifi-cation against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on this 21st day of August, 1998.

                                   US Airways Group, Inc.

                             By    /s/ Michelle V. Bryan
                                  ----------------------
                                  Name:   Michelle V. Bryan
                                 Title:    Secretary


          KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence M. Nagin and Michelle V. Bryan, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Name                          Title                     Date
    ----                          -----                     ----
/s/ Stephen M. Wolf          Chairman of the Board     August 21, 1998
-------------------          of Directors, Chief
    Stephen M. Wolf          Executive Officer and
                             Director

/s/ Rakesh Gangwal           President, Chief          August 21, 1998
------------------           Operating Officer and
    Rakesh Gangwal           Director

/s/ Terry L. Hall            Senior Vice President-    August 21, 1998
-----------------            Finance and Chief
    Terry L. Hall            Financial Officer and
                             Chief Accounting Officer

/s/ Mathias J. DeVito        Director                  August 21, 1998
---------------------
    Mathias J. DeVito



/s/ George J. W. Goodman     Director                  August 21, 1998
------------------------
    George J. W. Goodman

/s/ John W. Harris           Director                  August 21, 1998
------------------
    John W. Harris

/s/ Edward A. Horrigan, Jr.  Director                  August 21, 1998
---------------------------
    Edward A. Horrigan, Jr.

/s/ Robert L. Johnson        Director                  August 21, 1998
---------------------
    Robert L. Johnson

/s/ Robert LeBuhn            Director                  August 21, 1998
-----------------
    Robert LeBuhn

/s/ John G. Medlin, Jr.      Director                  August 21, 1998
-----------------------
    John G. Medlin, Jr.

/s/ Hanne M. Merriman        Director                  August 21, 1998
---------------------
    Hanne M. Merriman

/s/ Raymond W. Smith         Director                  August 21, 1998
--------------------
    Raymond W. Smith



                       EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-------------------------------------

   4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B dated January 27, 1983), including the Certificate of Amendment dated May 13, 1987 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways Inc.'s ("US Airways") Quarterly Report on Form 10-Q for the quarter ended March 31, 1987), the Certificate of Increase dated June 30, 1987 (incorporated by reference to Exhibit 3 to the Company's and US Airways' Quarterly Report on Form 10-Q for the quarter ended June 30, 1987), the Certifi-cate of Increase dated October 16, 1987 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Quarterly Report on Form-Q for the quarter ended September 30, 1987), the Certificate of Increase dated August 7, 1989 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31, 1989), the Certificate of Increase dated April 9, 1992 (incorporated by reference to Exhibit 3.1 to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31,
1992), the Certificate of Increase dated January 21, 1993 (incorporated by reference to the Company's and US Airways' Annual Report on Form 10-K for the year ended December 31, 1992), the Certificate of Amendment dated May 26, 1993 (incorporated by reference to Appendix II to the Company's Proxy Statement dated April 26, 1993), and the Certificate of Ownership and Merger merging Nameco Inc. into USAir Group, Inc. dated February 17, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31,
1996).

   4.2  By-Laws of the Company (incorporated by reference to Exhibit
3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

   5    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

 23.1   Consent of KPMG Peat Marwick LLP, independent auditors of the
Company.

 23.2   Consent of KPMG Peat Marwick LLP, independent auditors of the
Company.

 23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP to the filing of its opinion is included in Exhibit 5.

   24   Powers of Attorney (included on the signature page of this
Registration Statement).

 99.1 The Company's 1997 Stock Incentive Plan, as amended and restated as of November 18, 1997 (incorporated by reference to Exhibit 10 to the Company's Annual Report on Form 10-K for the year ended December 31,
1997).

 99.2 The Company's 1996 Stock Incentive Plan, as amended and restated as of May 20, 1998 (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for quarter ended June 30,
1998).

 99.3  The Company's Nonemployee Director Stock Incentive Plan
(incorporated by reference to Exhibit B to the Company's Proxy
Statement dated April 15, 1996).